Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated balance sheet and results of operations of the combined company based upon the historical financial statements of Simulations Plus, Inc. (“SIMPLUS”) and DILIsym Services Inc. (“DILIsym”), after giving effect to the acquisition of DILIsym and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on SIMPLUS on a pro forma basis.

On June 1, 2017, Simulations Plus, Inc. consummated the acquisition of all the outstanding capital stock of DILIsym Services, Inc. pursuant to a Stock Purchase Agreement (the “Agreement”) and DILIsym became a wholly owned subsidiary of the Company (the “Acquisition”). Under the terms of the Agreement, the Company: (1) paid to the DILIsym Shareholders Five Million Dollars ($5,000,000) payable at the closing of the Acquisition (the “Closing”) subject to certain adjustments and holdbacks as provided in the Agreement and as more fully described below; and (2) will pay to the DILIsym Shareholders certain earn-out payments, to be measured by the earnings of DILIsym before income taxes, payable following the Closing, as more particularly described in the Agreement and as more fully described below (the “Earn-out Payments”):

On June 1, 2017, the Company paid the DILIsym Shareholders total cash consideration of $4,515,982; which such amount included $515,982 in working capital left in DILIsym’s accounts in excess of the amount required under the Agreement,

At the holdback release date, eighteen months from the Closing and subject to any offsets, the Company will pay potentially up to $1,000,000 of holdback consideration; and

The Company may pay up to an additional $5,000,000 in Earn-out Consideration Payments over the 3 years following the Closing if and when such Earn-out Payments become due and payable, and subject to certain offsets as provided in the Agreement, according to the Agreement.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of DILIsym as if it had been consummated on May 31, 2017 and includes pro forma adjustments for preliminary valuations by SIMPLUS management of certain tangible and intangible assets as of the acquisition date of June 1, 2017. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended August 31, 2016 and for the nine months ended May 31, 2017 combines SIMPLUS’s historical results for the fiscal year ended August 31, 2016 and the nine months ended May 31, 2017 with DILIsym’s historical results for the same periods. The unaudited pro forma statements of operations gives effect to the acquisition as if it had been consummated on September 1, 2015 and 2016, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They do not purport to represent what SIMPLUS’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project SIMPLUS’s future consolidated results of operations or financial position.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to DILIsym’s tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statements of operations were made in that regard.

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The pro forma adjustments reflecting the completion of the acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, 805 “Business Combinations” and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets and liabilities acquired, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable assets and liabilities.

The pro forma adjustments are based upon available information and certain assumptions that SIMPLUS believes are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary estimates. This final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of DILIsym that are acquired as of the date of completion of the acquisition. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed, and could result in a change to the unaudited pro forma condensed combined financial statements.

You should read this information in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements included herein;

•	the separate historical audited financial statements of DILIsym as of December 31, 2016 and for the year then ended included as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No. 1);

•	the separate historical unaudited financial statements of SIMPLUS as of May 31, 2017 and for the nine months then ended included in SIMPLUS’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 10, 2017;

•	the separate historical unaudited balance sheet of DILIsym Services, Inc. as of May 31, 2017 and separate historical unaudited statements of operations for the five months ended May 31, 2017 and 2016 included as Exhibit 99.2 hereto.

•	the separate historical audited financial statements of SIMPLUS as of August 31, 2016 and 2015 and for the years then ended included in SIMPLUS’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 14, 2016;

•	the Stock Purchase Agreement attached to the SIMPLUS Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 10, 2017; and

•	SIMPLUS’s Current Reports on Form 8-K related to its acquisition of DILIsym filed with the Securities and Exchange Commission on May 1, 2017 and June 21, 2017.

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SIMULATIONS PLUS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of May 31, 2017

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Simulations Plus, Inc.	DILIsym Services Inc.	Adjustments (NOTE D)	Pro-Forma Combined
ASSETS

Current assets
Cash and cash equivalents	$8,248,197	$1,726,115	$(4,909,982)	$5,064,330
Prepaid income taxes	241,540	–	–	$241,540
Accounts receivable, net	5,010,589	254,976	–	$5,265,565
Prepaid expenses and other current assets	304,408	23,351	–	$327,759
Revenues in excess of billings	1,130,154	–	–	$1,130,154
Deferred income taxes	–	63,032	–	$63,032
Total current assets	14,934,888	2,067,474	(4,909,982)	12,092,380
Long-term assets
Capitalized computer software development costs, net of accumulated amortization	4,077,144	7,729	–	4,084,873
Property and equipment, net	257,552	10,237	–	267,789
Intellectual property, net of accumulated amortization	4,210,625	143,207	2,706,793	7,060,625
Other Intangible assets	1,244,375	–	2,840,000	4,084,375
Goodwill	4,789,248	–	5,258,278	10,047,526
Other assets	34,082	–	–	34,082
Total assets	$29,547,914	$2,228,647	$5,895,089	$37,671,650

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$211,645	$23,744	$–	$235,389
Consideration Payable	–	–	$2,000,000	$2,000,000
Accrued payroll and other expenses	647,203	101,375	–	748,578
Accrued bonuses to officers	45,750	–	–	45,750
Billings in excess of revenues	313,399	–	–	313,399
Deferred revenue	48,964	1,120,617	(428,000)	741,581
Total current liabilities	1,266,961	1,245,736	1,572,000	4,084,697

Long-term liabilities
Deferred income taxes	3,055,465	–	1,900,000	4,955,465
Consideration Payable	–	–	2,700,000	2,700,000
Holdback Liability Due Sellers	–	–	1,000,000	1,000,000
Other long-term liabilities	–	–	–	–
Total liabilities	4,322,426	1,245,736	7,172,000	12,740,162

Commitments and contingencies

Shareholders' equity
Preferred stock	–	–	–	–
Common stock	7,244	776	(776)	7,244
Additional paid-in capital	11,816,573	15,788	(15,788)	11,816,573
Treasury Stock	–	(300,000)	300,000	–
Retained earnings	13,401,671	1,266,347	(1,560,347)	13,107,671

Total shareholders' equity	25,225,488	982,911	(1,276,911)	24,931,488

Total liabilities and shareholders' equity	$29,547,914	$2,228,647	$5,895,089	$37,671,650

See selected notes to Proforma financial statements.

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SIMULATIONS PLUS, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the nine months ended May 31, 2017

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Simulations Plus, Inc.	DILIsym Services Inc.	Adjustments	Note	Pro-Forma Combined

Net revenue	$17,872,044	$2,874,887	$–		$20,746,931
Cost of revenues	4,334,699	573,989	225,000	A	5,133,688
Gross profit	13,537,345	2,300,898	(225,000)		15,613,243
Operating expenses
Selling, general, and administrative	5,766,563	586,875	(220,397)	B	6,133,041
Research and development	952,635	420,107	–		1,372,742
Total operating expenses	6,719,198	1,006,982	(220,397)		7,505,783

Income from operations	6,818,147	1,293,916	(4,603)		8,107,460

Other income (expense)
Interest income	13,548	92	–		13,640
Gain on currency exchange	5,573	–	–		5,573
Interest expense	–	(720)	–		(720)
Total other income (expense)	19,121	(628)	–		18,493

Income before income taxes	6,837,268	1,293,288	(4,603)		8,125,953

Provision for income taxes	(2,199,914)	(465,583)	1,749	C	(2,663,748)
Net Income	$4,637,354	$827,705	$(2,854)		$5,462,205

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Earnings per share:
Basic	$0.27				$0.32
Diluted	$0.27				$0.31

Weighted-average common shares outstanding
Basic	17,233,470	–	–		17,233,470
Diluted	17,454,864	–	–		17,454,864

See selected notes to Proforma financial statements.

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SIMULATIONS PLUS, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended August 31, 2016

	(Audited)	(Unaudited)	(Unaudited)		(Unaudited)
	Simulations Plus, Inc.	DILIsym Service Inc.	Adjustments	Note	Pro-Forma Combined

Net revenues	$19,972,079	$2,693,267	$–		$22,665,346
Cost of revenues	4,601,513	1,020,702	300,000	A	5,922,215
Gross profit	15,370,566	1,672,565	(300,000)		16,743,131
Operating expenses
Selling, general, and administrative	6,693,691	827,638	210,000	B	7,731,329
Research and development	1,445,069	364,974	–		1,810,043
Total operating expenses	8,138,760	1,192,612	210,000		9,541,372

Income from operations	7,231,806	479,953	(510,000)		7,201,759

Other income (expense)
Interest income	18,014	144	–		18,158
Gain (Loss) on currency exchange	(13,428)	–	–		(13,428)
Interest expense	–	–	–		–
Total other income (expense)	4,586	144	–		4,730

Income before income taxes	7,236,392	480,097	(510,000)		7,206,489

Provision for income taxes	(2,286,256)	(172,834)	193,800	C	(2,265,290)
Net Income	$4,950,136	$307,263	$(316,200)		$4,941,199

Earnings per share:
Basic	$0.29				$0.29
Diluted	$0.29				$0.29

Weighted-average common shares outstanding
Basic	17,028,566	–	–		17,028,566
Diluted	17,209,506	–	–		17,209,506

See selected notes to Proforma financial statements.

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SIMULATIONS PLUS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of SIMPLUS.

2. Acquisition of DILIsym

On June 1, 2017, DILIsym, a private company provider of mechanistic modeling and simulation services and software to evaluate Drug Induced Liver Injury (DILI) and hepatotoxic risk for compounds for the pharmaceutical and biotechnology industries, became a wholly owned subsidiary of SIMPLUS pursuant to the terms of a Stock Purchase Agreement, dated May 1, 2017 (the “Agreement”), by and among SIMPLUS, DILIsym Services, Inc., a North Carolina corporation (“DILIsym”), the shareholders of DILIsym (the “DILIsym Shareholders”) and Brett A. Howell, the representative of the DILIsym Shareholders (the “DILIsym Shareholders Representative”), each, a “Party,” and collectively, the “Parties.” The merger is accounted for under the acquisition method of accounting.

On June 1, 2017, the Company consummated the acquisition of all outstanding capital stock of DILIsym pursuant to the terms of the Agreement and DILIsym became a wholly owned subsidiary of the Company (the “Acquisition”). Under the terms of the Agreement, the Company: (1) paid to the DILIsym Shareholders Five Million Dollars ($5,000,000) payable at the closing of the Acquisition (the “Closing”) subject to certain adjustments and holdbacks as provided in the Agreement and as more fully described below; and (2) will pay to the DILIsym Shareholders certain earn-out payments, to be measured by the earnings of DILIsym before income taxes, payable following the Closing, as more particularly described in the Agreement and as more fully described below (the “Earn-out Payments”):

(i)	On June 1, 2017, the Company paid the DILIsym Shareholders total cash consideration of $4,515,982; which such amount included $515,982 in working capital left in DILIsym’s accounts in excess of the amount required under the Agreement, and

(ii)	The company held back $1,000,000 at the Closing from the initial consideration as for potential offset for representations and warrantees. These funds will be held for a period of eighteen months

(iii)	In addition, the Company may pay up to an additional $5,000,000 in Earn-out Consideration Payments over the 3 years following the Closing if and when such Earn-out Payments become due and payable, and subject to certain offsets as provided in the Agreement, according to the Agreement.

Under the acquisition method of accounting, the total estimated purchase price is allocated to DILIsym’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the acquisition (June 1, 2017). The following table summarizes the preliminary allocation of the purchase price for DILIsym:

Assets acquired	$2,228,647
Estimated value of technologies acquired over book value	2,706,793
Estimated value of Intangibles acquired	2,840,000
Liabilities assumed	(817,737)
Deferred taxes	(2,000,000)
Goodwill	5,258,278

Total Purchase Consideration	$10,215,981

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3. Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SIMPLUS and DILIsym, after giving effect to the DILIsym acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on SIMPLUS on a pro forma basis.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of DILIsym as if it had been consummated on May 31, 2017 and includes pro forma adjustments for preliminary valuations by SIMPLUS management of certain tangible and intangible assets as of the acquisition date of June 1, 2017. These adjustments are subject to further revision upon finalization of the fair value determinations.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended August 31, 2016 and the nine months ended May 31, 2017 combines SIMPLUS’s historical results for the fiscal year ended August 31, 2016 and the nine months ended May 31, 2016 with DILIsym historical results for the same periods. The unaudited pro forma statement of operations gives effect to the acquisition as if it had taken place on September 1, 2015 and 2016, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to DILIsym’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The intangible assets identified were customer lists, non-compete agreements, and the trade name valued at $1,900,000, $80,000 and $860,000, respectively. The trade name is capitalized on the balance sheet until it is either abandoned or written off.

There were no significant intercompany balances or transactions between SIMPLUS and DILIsym at the dates and for the period of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the DILIsym acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations.

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The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Note	Adjustments to Operating Expenses	Nine Months Ended May 31, 2017	Fiscal Year Ended August 31, 2016

A	Adjustments to Cost of Sales: Amortization of Value of Acquired Technologies	$(225,000)	$(300,000)

	Acquisition transaction costs posted by Simulations Plus and DILIsym Services, Inc. during the period	377,889	0
	Amortization of Intangible assets acquired	(157,491)	(210,000)
B	Adjustments to Selling, General and Admin Expenses	$220,397	$(210,000)

C	Income tax effect of pro forma adjustments	$1,749	$193,800

Note	Pro forma balance sheet adjustments	May 31, 2017

D	Cash paid at Closing	$(4,515,982)
	Estimated Value of Acquired Technologies in excess of carrying costs	2,706,793
	Estimated value of Intangibles assets acquired	2,840,000
	Estimated Deferred income taxes	(1,900,000)
	Estimated amount of Holdback liabilities due 2 years from purchase	(1,000,000)
	Estimated Fair Value of Earn-out payments payable over 3 years	(4,700,000)
	Deferred Revenue adjustment	(428,000)
	Net value of Operating assets, net of liabilities as of May 31, 2017	982,911
	Cash to be paid for acquisition expenses post-closing	(394,000)
	Retained earnings effect of post-closing acquisition expenses	294,000

	Estimated Goodwill acquired	$5,258,278

5. Pro Forma Earnings per Share

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the number of SIMPLUS weighted-average shares used in computing historical net loss per share, basic and diluted. No shares were issued to consummate this acquisition.

6. Transaction Costs

For the nine months ended May 31, 2017, transaction costs incurred related to the acquisition of DILIsym totaled $377,889; SIMPLUS and DILIsym each incurred transaction costs of $260,837 and $117,052, respectively. These costs have been recorded as a pro forma adjustment to reduce general and administrative expenses in the statement of operations for the nine months ended May 31, 2017. $374,000 of transaction costs were incurred in the period between June 1, 2017 and July 31, 2017, all of which were SIMPLUS expenses. The combined company expects to incur approximately $800,000 in direct transaction costs in connection with the acquisition. The remaining $20,000 will be incurred and expensed in the fiscal year ending August 31, 2018.

The combined company may incur additional one-time charges to operations that SIMPLUS cannot reasonably estimate, in the quarter in which the acquisition is completed or the following quarters, to reflect costs associated with integrating the two businesses. In addition, the combined company may incur additional charges relating to the transaction in subsequent periods, which could have a material impact on the combined company’s financial position or results of operations.

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